Exhibit 99.2

CONFIDENTIAL Supplementary Investor Materials September 16, 2014

Cautionary Note Regarding Forward-looking Statements 2 To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statemennts”) Forward-looking statements can generally be identified by the use of words such as “shoukd,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power”or the “Company” believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and undue reliance should not be placed on such statements. Please refer to the factors discussed under “Risk Factors”and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the Company’s ability to evaluate and/or implement potential options, including asset sales or joint ventures to raise additional capital for growth and/or potential debt reduction and the impact any such potential options may have on the Company or the Company’s stock price. Although the forward-looking statements contained in this presentation are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this presentation and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. Free Cash Flow is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP. Free Cash Flow is defined as cash flows from operating activities less capex; project-level debt repayments, including amortization of the term loan; and distributions to noncontrolling interests, including preferred share dividends. Management believes that Free Cash Flow is a relevant supplemental measure of the Company's ability to earn and distribute cash returns to investors. Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies. Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in fair value of derivative instruments. Project Adjusted EBITDA is not a measure recognized under GAAP and is therefore unlikely to be comparable to similar measures presented by other companies and does not have a standardized meaning prescribed by GAAP. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. Investors are cautioned that the Company may calculate this measure in a manner that is different from other companies. The Company has not reconciled non-GAAP financial measures relating to individual projects to the directly comparable GAAP measures due to the difficulty in making the relevant adjustments on an individual project basis. The Company has not provided a reconciliation of forward-looking non-GAAP measures, because not all of the information necessary for a quantitative reconciliation is available to the Company without unreasonable efforts primarily as a result of the variability and difficulty in making accurate forecasts and projections. All amounts in this presentation are in US$ and approximate unless otherwise stated. Disclaimer —Non-GAAP Measures

 Update on outcome of strategic review - Sale or merger of Company not in best interests of Company or its stakeholders at this time - Continue to operate independently and execute on business plan - Continue to assess other potential options, including asset sales or joint ventures Dividend reduced to Cdn$0.12 annually from Cdn$0.40 - Previously declared August dividend of Cdn$0.03333 to be paid on September 30 - Company to move to quarterly dividend rate of Cdn$0.03, with first quarterly dividend to be declared in November and paid at the end of December 2014 Company announces President and CEO transition and appoints Director Ken Hartwick as Interim President and CEO Targeting additional corporate expense reductions of approximately $7 million annually for a run-rate savings of approximately $15 million in 2015 Reaffirmed 2014 guidance for Project Adjusted EBITDA and Free Cash Flow Strong liquidity as of June 30, 2014 of $261 million, including $158 million of unrestricted cash Strategic Review Outcomes 3

AtlanticPower Corporation

Business Plan Objectives

- Enhance value of existing assets through optimization investments and commercial activities
  - Optimization investments in existing projects with strong risk-adjusted return potential
    - $17 million in 2014, for a total of $27 million in 2013-2014
    - Expected cash return of at least $8 million annually beginning in 2015, including about half to be realized in 2014
  - Seek extensions of existing PPAs prior to their expiration dates to create additional value where possible
    - 5-year extension at Kenilworth in 2013; working on several where PPAs are scheduled to expire in 2018 and later
- Reduce debt with goals of de-risking balance sheet and lowering cost of capital
  - Plan to repay Oct. 2014 convertible maturity using cash (~$41 million)
  - No other maturities of non-amortizing debt until next convertible debenture maturity in March 2017
  - On track for total reduction in net debt of ~$80 million in 2014
  - APLP term loan repayment of at least $60 million annually on average in 2015 through maturity (2021)
- Targeted uses of Free Cash Flow to drive value
  - Dividend, equivalent to ~$13 million annually
  - Discretionary optimization investments of $5 to $10 million annually
  - Potential investments in accretive growth projects
  - Discretionary debt reduction
- Will consider potential asset sales or joint ventures to raise additional capital for growth and/or potential debt reduction

Enhance value of assets; reduce costs; de-risk balance sheet; better position the Company to deliver value over time

4

Q2 2013: Announced cost reduction target of $8 million annually on a run-rate basis in 2014 - Expect to realize at least $8 million on a run-rate basis in 2014 Sept. 2014: Have identified another approximate $7 million of run-rate cost savings to be realized beginning in 2015 - Expect total run-rate cost savings of approximately $15 million in 2015 relative to 2013 Further G&A and Other Corporate Expense Reductions 5 Will continue to review level of costs and take actions as appropriate Certain expenses related to today’s announcements may affect 2014 Free Cash Flow

 Annual dividend rate reduced to Cdn$0.12, equivalent to approximately US$13 million - Current income an important component of shareholder return - Dividend is based on assessment of currently anticipated Free Cash Flow Maintaining 2014 Free Cash Flow guidance of $0 to $25 million - Net of $52 to $55 million of APLP debt amortization and $17 million of discretionary optimization spending - Excludes $49 million of debt refinancing related costs (not expected to recur) and $8 million of Piedmont principal repayment when loan converted to term, both funded out of refinancing proceeds and Company cash 2015 Free Cash Flow factors to consider: - PPA expirations at Selkirk (August 2014; now fully merchant) and Tunis (December 2014) + Realization of cash returns on 2013-2014 optimization investments ($8 million annual benefit, including ~$4 million already realized in 2014) + Lower G&A and other corporate expenses of approximately $7 million in 2015 (incremental to $8 million already realized in 2014) + Lower cash interest payments of approximately $8 million in 2015 (incremental to 2014 reduction from refinancing and repurchase transactions and APLP term loan repayment; includes full-year benefit of Oct. 2014 convertible repayment and partial-year benefit of APLP term loan repayment in 2015) + Lower capital expenditures ($16 million in 2014, which includes $11 million for Nipigon steam generator replacement and upgrade) Dividend and Free Cash Flow 6

 As previously announced, September monthly dividend of Cdn$0.03333 - Declared August 15, 2014 - Will be paid as scheduled on September 30, 2014 Atlantic Power will then move to paying dividends on a quarterly basis - Quarterly rate of Cdn$0.03, equivalent to Cdn$0.12 annually - First quarterly dividend of Cdn$0.03 to be declared in November and paid at the end of December Move to Quarterly Payment of Dividends 7 irectors.